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                                                                     EXHIBIT 5.1

                           WILMER, CUTLER & PICKERING                Washington
                                2445 M STREET N.W.                   Baltimore
                           WASHINGTON, D.C.  20037-1420              New York
                                      ----                           London
                            Telephone (202) 663-6000                 Brussels
                            Facsimile (202) 663-6363                 Berlin


                                 June 9, 1999



Capital Automotive REIT
1420 Spring Hill Road, Suite 525
McLean, Virginia 22102

         Re:      Capital Automotive REIT Registration Statement on Form S-3
                  ----------------------------------------------------------

Dear Ladies and Gentlemen:

         We have acted as counsel to Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering of up to 541,325 common shares of beneficial interest, par value $.01 per share (the "Shares"), of the Company, that may be offered and sold from time to time if, and to the extent that, certain holders of units of limited partnership interest ("Units") in Capital Automotive L.P., a Delaware limited partnership (the "Partnership"), tender their Units to the Partnership for redemption and the Company exercises its contractual right to assume this obligation of the Partnership and decides to redeem the Units for Shares in accordance with the terms of the Agreement of Limited Partnership (the "Partnership Agreement"), as amended, restated or supplemented, of the Partnership.

         For the purposes of this opinion, we have examined copies of the following documents:

         1.       The Registration Statement;

         2. The Declaration of Trust of the Company (the "Declaration of Trust"), as amended, restated or supplemented, as certified by Maryland State Department of Assessments and Taxation on February 23, 1999;
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Capital Automotive REIT
June 9, 1999
Page 2

         3. The Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as of the date hereof;

         4. The Partnership Agreement, as amended, restated or supplemented, as of the date hereof;

         5. The Resolutions of the Board of Trustees of the Company dated February 2, 1999; and

         6. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

         In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions of the Board of Trustees authorizing the offering and sale of the Shares have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering and sale violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company (or the Partnership Agreement, as then amended, restated or supplemented, of the Partnership), (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company (or the Partnership) is a party or by which the Company (or the Partnership) is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company (or the Partnership). We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued at such time.
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Capital Automotive REIT
June 9, 1999
Page 3

         Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares have been duly authorized and when sold and issued by the Company, and paid for by delivery of the Units, pursuant to the Partnership Agreement, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is limited to the laws of the United States and the General Corporation Law of Maryland. We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the laws of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                                                 Very truly yours,

                                                 WILMER, CUTLER & PICKERING


                                                 By: /s/ JOHN B. WATKINS
                                                     -----------------------
                                                     John B. Watkins, a partner